Exhibit 10.4

SEATTLE GENETICS, INC.

LONG TERM INCENTIVE PLAN FOR EV AND TV

1. PURPOSE. This Seattle Genetics, Inc. Long Term Incentive Plan for EV and TV (the “Plan”) is intended to increase stockholder value and the success of the Company by retaining and motivating selected Participants to achieve the Company’s objectives and to remain in service with the Company or a Subsidiary. The Plan goals are to be achieved by providing such Participants with either cash or cash and stock incentive award opportunities, where payment or granting, as applicable, of the Awards shall be based on the receipt of FDA approvals for EV and TV, as more specifically set forth herein. The Plan is intended to permit the grant of Stock Awards that may qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code. Capitalized terms used but not otherwise defined herein shall have the meanings set forth in Section 2 of the Plan.

2. DEFINITIONS.

(a) “Affiliate” shall mean, with respect to a particular EV Party or TV Party, a person, corporation, partnership, or other entity that controls, is controlled by or is under common control with such EV Party or TV Party, as applicable. For the purposes of this definition, the term “control” (including, with correlative meaning, the terms “controlled by” or “under common control with”) means the actual power, either directly or indirectly through one or more intermediaries, to direct or cause the direction of the management and policies of such entity, whether by the ownership of 50% or more of the voting stock or interests of such entity, or by contract or otherwise.

(b) “Astellas” shall mean Astellas Pharma, Inc.

(c) “Award” shall mean a Cash Award or a Stock Award that may be paid or granted, as applicable, to a Participant under the Plan.

(d) “Board” shall mean the Board of Directors of the Company.

(e) “Cash Award” shall mean a cash bonus payment paid on the applicable Payout Date. With respect to each Participant, such Participant’s Cash Award shall consist of an “EV Portion” and a “TV Portion,” as set forth in Section 6(b) of the Plan, with each portion paid as a separate payment on the applicable Payout Date.

(f) “Certification Date” shall have the meaning set forth in Section 6(a) of the Plan.

(g) “Code” shall mean the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(h) “Committee” shall mean the Compensation Committee of the Board, a subcommittee thereof, or such other committee of the Board that may be designated by the Board to administer the Plan.

(i) “Common Stock” shall mean the common stock of the Company.

(j) “Company” shall mean Seattle Genetics, Inc., a Delaware corporation.

(k) “Effective Date” shall mean the date that the Plan is approved by the Committee.

(l) “Eligible Employee” shall mean each employee of the Company or a Subsidiary.

(m) “Equity Incentive Plan” shall mean the Seattle Genetics, Inc. Amended and Restated 2007 Equity Incentive Plan, as may be amended from time to time.

(n) “EV” shall mean enfortumab vedotin, a product candidate currently being co-developed under the EV Collaboration Agreement.

(o) “EV BLA” shall mean the first Biologics License Application submitted to the FDA by any EV Party or any of its Affiliates seeking approval for the commercial sale and marketing of EV in the United States.

(p) “EV Collaboration Agreement” shall mean that certain Collaboration and License Agreement, dated as of January 7, 2007, between the Company and Agensys, Inc., an Affiliate of Astellas, as previously amended and as the same may be amended from time to time after the Effective Date.

(q) “EV Collaborator” shall mean any corporation, partnership, or other entity to which the Company, Astellas and/or any of their respective Affiliates have granted a license to develop and commercialize EV under the terms of the EV Collaboration Agreement.

(r) “EV Milestone” shall mean the first approval by the FDA for the commercial sale and marketing of EV in the United States by any EV Party or any of its Affiliates.

(s) “EV Milestone Date” shall mean the date that the EV Milestone occurs.

(t) “EV Opt-Out” shall mean the Company’s exercise of its right to terminate its co-funding obligations with respect to EV under the terms of the EV Collaboration Agreement.

(u) “EV Opt-Out Date” shall mean, for purposes of the Plan, the date that the Company provides irrevocable written notice to Astellas and/or any of its Affiliates that it is exercising the EV Opt-Out.

(v) “EV Party” shall mean the Company, Astellas or any EV Collaborator.

(w) “EV Percentage” shall mean the percentage specified by the Committee on the Effective Date.

(x) “EV Performance Period” shall mean the period of time commencing on (and including) the Effective Date and ending on (and including) the date specified by the Committee on the Effective Date.

(y) “FDA” shall mean the U.S. Food and Drug Administration (or any successor entity thereto).

(z) “FDA Submission Date” shall mean the earlier of (i) the date that the EV BLA is submitted to the FDA and (ii) the date that the TV BLA is submitted to the FDA.

(aa) “Genmab” shall mean Genmab A/S.

(bb) “Participant” shall mean an Eligible Employee who meets the eligibility requirements described in Section 4 of the Plan.

(cc) “Payout Date” shall mean the date on which Cash Awards are paid pursuant to Section 7 of the Plan.

(dd) “Payout Matrix” shall mean the matrix established by the Committee on the Effective Date that contains specified earn out percentages, with each such percentage based on the date that the EV Milestone or TV Milestone, as applicable, occurs.

(ee) “Performance-Based Compensation” shall mean compensation that is intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code.

(ff) “Prorated Period” shall mean the period of time commencing on (and including) the date immediately following the Effective Date and ending on (and including) the FDA Submission Date.

(gg) “Stock Award” shall mean a restricted stock unit award granted under the Equity Incentive Plan, which grant shall be subject to the terms of the Plan, the Equity Incentive Plan and the restricted stock unit award agreement between the Company and the Participant. With respect to each Participant who is granted a Stock Award, such Participant’s Stock Award shall consist of an “EV Portion” and a “TV Portion,” as set forth in Section 6(c) of the Plan, with each portion granted as a separate restricted stock unit award on the applicable Certification Date.

(hh) “Subsidiary” shall mean an entity in which the Company holds greater than 50% of the voting stock or interests.

(ii) “Target Award Value” shall mean the aggregate target value of a Participant’s Cash Award and Stock Award (if any) that may be paid or granted, as applicable, to the Participant, expressed as a specific dollar amount, as determined by the Committee.

(jj) “Target Award Value Table” shall mean the table established by the Committee on the Effective Date.

(kk) “TV” shall mean tisotumab vedotin, a product candidate currently being co-developed under the TV Collaboration Agreement.

(ll) “TV BLA” shall mean the first Biologics License Application submitted to the FDA by any TV Party or any of its Affiliates seeking approval for the commercial sale and marketing of TV in the United States.

(mm) “TV Collaboration Agreement” shall mean that certain License and Collaboration Agreement, dated as of October 7, 2011, between the Company and Genmab, as the same may be amended from time to time after the Effective Date.

(nn) “TV Collaborator” shall mean any corporation, partnership, or other entity to which the Company, Genmab and/or any of their respective Affiliates have granted a license to develop and commercialize TV under the terms of the TV Collaboration Agreement.

(oo) “TV Opt-Out” shall mean the Company’s exercise of its right to terminate its co-funding obligations with respect to TV under the terms of the TV Collaboration Agreement.

(pp) “TV Opt-Out Date” shall mean, for purposes of the Plan, the date that the Company provides irrevocable written notice to Genmab and/or any of its Affiliates that it is exercising the TV Opt-Out.

(qq) “TV Milestone” shall mean the first approval by the FDA for the commercial sale and marketing of TV in the United States by any TV Party or any of its Affiliates.

(rr) “TV Milestone Date” shall mean the date that the TV Milestone occurs.

(ss) “TV Party” shall mean the Company, Genmab or any TV Collaborator.

(tt) “TV Percentage” shall mean the percentage specified by the Committee on the Effective Date.

(uu) “TV Performance Period” shall mean the period of time commencing on (and including) the Effective Date and ending on (and including) the date specified by the Committee on the Effective Date.

(vv) “Vesting Date” shall have the meaning set forth in Section 4(e) of the Plan.

3. ADMINISTRATION. The Plan shall be administered by the Committee. The Committee shall have full authority to make rules and establish administrative procedures in connection with the Plan, to interpret the Plan and those rules and procedures, to determine each Participant’s Target Award Value and actual Award amounts, to approve the payment or granting of, as applicable, all of the Awards, and to make all other determinations, including factual determinations, and to take all other actions necessary or appropriate for the proper administration of the Plan, including the delegation of such authority or power, where appropriate and consistent with applicable law; provided, however, that with respect to any Performance-Based Compensation, the Committee shall have final decision-making authority. All decisions, determinations, and interpretations by the Committee shall be final and binding on the Company and all Participants.

4. ELIGIBILITY AND PARTICIPATION.

(a) Current Employees in Good Standing. Absent any determination by the Committee to the contrary, each Eligible Employee who is in good standing (and not on a performance improvement plan) as of the Effective Date, as determined by the Committee in its sole discretion, shall automatically be deemed a Participant as of such date and shall be eligible to be paid or granted, as applicable, the following, subject to Section 4(d) of the Plan:

(i) a Cash Award on the applicable Payout Date, in an amount to be determined in accordance with Section 6 of the Plan; and

(ii) if the Participant is at the Associate Director level or above on the FDA Submission Date, a Stock Award on the applicable Certification Date, with the number of shares of Common Stock subject to such Stock Award to be determined in accordance with Section 6 of the Plan.

(b) Current Employees on a Performance Improvement Plan. Absent any determination by the Committee to the contrary, each Eligible Employee who is on a performance improvement plan as of the Effective Date, as determined by the Committee in its sole discretion, shall not be eligible to participate in the Plan; provided, however, that if such Eligible Employee successfully improves his or her performance during the Prorated Period, such Eligible Employee shall automatically be deemed a Participant as of the first day he or she is no longer on a performance improvement plan and shall be eligible to be paid or granted, as applicable, the following, subject to Section 4(d) of the Plan:

(i) a Cash Award on the applicable Payout Date, in an amount to be determined in accordance with Section 6 of the Plan; and

(ii) if the Participant is at the Associate Director level or above on the FDA Submission Date, a Stock Award on the applicable Certification Date, with the number of shares of Common Stock subject to such Stock Award to be determined in accordance with Section 6 of the Plan;

provided, however, that in each case, the Target Award Value applicable to such Participant shall be automatically prorated (by multiplying such Target Award Value by a fraction, the numerator of which is the number of days such Participant is not on a performance improvement plan during the Prorated Period and the denominator of which is the total number of days during the Prorated Period).

(c) Newly Hired Employees. Absent any determination by the Committee to the contrary, each Eligible Employee who is newly hired by the Company or a Subsidiary during the Prorated Period shall automatically be deemed a Participant as of his or her first day of employment with the Company or the Subsidiary and shall be eligible to be paid or granted, as applicable, the following, subject to Section 4(d) of the Plan:

(i) a Cash Award on the applicable Payout Date, in an amount to be determined in accordance with Section 6 of the Plan; and

(ii) if the Participant is at the Associate Director level or above on the FDA Submission Date, a Stock Award on the applicable Certification Date, with the number of shares of Common Stock subject to such Stock Award to be determined in accordance with Section 6 of the Plan;

provided, however, that in each case, the Target Award Value applicable to such Participant shall be automatically prorated (by multiplying such Target Award Value by a fraction, the numerator of which is the number of days such Participant is employed by the Company or a Subsidiary during the Prorated Period and the denominator of which is the total number of days during the Prorated Period).

(d) Eligibility for Payment or Grant of Awards.

(i) Cash Awards.

(1) In order to be eligible for payment of the EV Portion of a Cash Award, a Participant must be actively employed by the Company or a Subsidiary on the Payout Date for such EV Portion, as determined in accordance with Section 7 of the Plan, and not on a performance improvement plan as of such Payout Date.

(2) In order to be eligible for payment of the TV Portion of a Cash Award, a Participant must be actively employed by the Company or a Subsidiary on the Payout Date for such TV Portion, as determined in accordance with Section 7 of the Plan, and not on a performance improvement plan as of such Payout Date.

(ii) Stock Awards.

(1) In order to be eligible for the grant of the EV Portion of a Stock Award, a Participant must be actively employed by the Company or a Subsidiary on the Certification Date for such EV Portion, as determined in accordance with Section 6(a) of the Plan, and not on a performance improvement plan as of such Certification Date.

(2) In order to be eligible for the grant of the TV Portion of a Stock Award, a Participant must be actively employed by the Company or a Subsidiary on the Certification Date for such TV Portion, as determined in accordance with Section 6(a) of the Plan, and not on a performance improvement plan as of such Certification Date.

(iii) All Awards.

(1) If an EV Opt-Out occurs prior to the EV Milestone Date, then no Participant shall be eligible to be paid or granted, as applicable, the EV Portion of the Cash Award or Stock Award.

(2) If a TV Opt-Out occurs prior to the TV Milestone Date, then no Participant shall be eligible to be paid or granted, as applicable, the TV Portion of the Cash Award or Stock Award.

(3) If the EV Milestone does not occur on or prior to the last day of the EV Performance Period, then no Participant shall be eligible to be paid or granted, as applicable, the EV Portion of the Cash Award or Stock Award.

(4) If the TV Milestone does not occur on or prior to the last day of the TV Performance Period, then no Participant shall be eligible to be paid or granted, as applicable, the TV Portion of the Cash Award or Stock Award.

(e) Vesting of Awards.

(i) Cash Awards.

(1) The EV Portion of a Cash Award shall be fully vested on the Payout Date for such EV Portion, as determined in accordance with Section 7 of the Plan.

(2) The TV Portion of a Cash Award shall be fully vested on the Payout Date for such TV Portion, as determined in accordance with Section 7 of the Plan.

(ii) Stock Awards. Each Stock Award shall be unvested on the date of grant and shall vest as follows (and for purposes of the Plan, such date on which the EV Portion or TV Portion of the Stock Award vests, as applicable, shall be a “Vesting Date”):

(1) The EV Portion of a Stock Award shall fully vest on the second anniversary of the EV Milestone Date, provided that (x) the Participant does not incur a Termination of Employment (as defined in the Equity Incentive Plan) prior to the applicable Vesting Date and (y) the Participant is not on a performance improvement plan on the applicable Vesting Date.

(2) The TV Portion of a Stock Award shall fully vest on the second anniversary of the TV Milestone Date, provided that (x) the Participant does not incur a Termination of Employment (as defined in the Equity Incentive Plan) prior to the applicable Vesting Date and (y) the Participant is not on a performance improvement plan on the applicable Vesting Date.

If a Participant incurs a Termination of Employment (as defined in the Equity Incentive Plan) prior to the applicable Vesting Date or is on a performance improvement plan on the applicable Vesting Date, then all shares of Common Stock subject to the Participant’s Stock Award that are unvested as of the Participant’s date of termination or the applicable Vesting Date, respectively, shall be forfeited by the Participant on such termination date or the applicable Vesting Date, respectively.

5. DETERMINATION OF TARGET AWARD VALUES AND PAYOUT MATRIX.

(a) Target Award Values. On the Effective Date, the Committee shall establish the Target Award Value Table, which shall contain Target Award Values for each job level tier of Participants. Subject to Sections 4(b) and 4(c) of the Plan, the Target Award Value applicable to a Participant shall be the Target Award Value contained in the Target Award Value Table for the Participant’s job level tier as of the FDA Submission Date. The actual value of the aggregate amount of a Participant’s Awards may be greater than or less than the Participant’s Target Award Value based on when the EV Milestone or TV Milestone is achieved, as determined in accordance with the Payout Matrix and Section 6 of the Plan.

(b) Payout Matrix. The Payout Matrix shall be used for purposes of determining (i) the amount of cash subject to the EV Portion and TV Portion of a Participant’s Cash Award, in accordance with Section 6(b) of the Plan, and (ii) the number of shares of Common Stock subject to the EV Portion and TV Portion of a Participant’s Stock Award, in accordance with Section 6(c) of the Plan.

(c) Section 162(m) Requirements for Stock Awards – Maximum Stock Award. As required by Section 3(b) of the Equity Incentive Plan and in accordance with Section 162(m) of the Code, in no event may a Stock Award that is Performance-Based Compensation be granted under the Plan such that the number of shares of Common Stock subject to such Stock Award would exceed, together with any other equity awards granted under the Equity Incentive Plan, 1,000,000 shares of Common Stock in the applicable calendar year.

6. CERTIFICATION AND DETERMINATION OF ACTUAL AWARD AMOUNTS.

(a) Certification. The Committee shall certify in writing (which may be by approval of the minutes in which the certification was made) the following (and for purposes of the Plan, such date on which the Committee makes such certification shall be a “Certification Date”):

(i) with respect to the EV Portion of each Cash Award and Stock Award, the Committee shall certify whether the EV Milestone has been achieved as soon as administratively practicable after the earlier of (x) the end of the EV Performance Period and (y) the EV Milestone Date; and

(ii) with respect to the TV Portion of each Cash Award and Stock Award, the Committee shall certify whether the TV Milestone has been achieved as soon as administratively practicable after the earlier of (x) the end of the TV Performance Period and (y) the TV Milestone Date.

In order for the EV Portion or TV Portion of a Cash Award to be paid on the applicable Payout Date, the Committee must (i) certify on the applicable Certification Date that the EV Milestone or TV Milestone, respectively, has been achieved and (ii) approve the payment of such EV Portion or TV Portion, respectively.

In order for the EV Portion or TV Portion of a Stock Award to be granted on the applicable Certification Date, the Committee must (i) certify on the applicable Certification Date that the EV Milestone or TV Milestone, respectively, has been achieved and (ii) approve the granting of such EV Portion or TV Portion, respectively.

(b) Determination of Actual Award Amounts – Cash Awards. Subject to Sections 4(b) and 4(c) of the Plan, the amount of cash subject to a Participant’s Cash Award shall be determined as follows:

(i) If a Participant is at the Associate Director level or above on the FDA Submission Date, the amount of cash subject to the EV Portion of such Participant’s Cash Award shall be equal to: 50% of the Target Award Value applicable to such Participant, multiplied by the EV Percentage, multiplied by the applicable earn out percentage in the Payout Matrix;

(ii) If a Participant is below the Associate Director level on the FDA Submission Date, the amount of cash subject to the EV Portion of such Participant’s Cash Award shall be equal to: 100% of the Target Award Value applicable to such Participant, multiplied by the EV Percentage, multiplied by the applicable earn out percentage in the Payout Matrix;

(iii) If a Participant is at the Associate Director level or above on the FDA Submission Date, the amount of cash subject to the TV Portion of such Participant’s Cash Award shall be equal to: 50% of the Target Award Value applicable to such Participant, multiplied by the TV Percentage, multiplied by the applicable earn out percentage in the Payout Matrix; and

(iv) If a Participant is below the Associate Director level on the FDA Submission Date, the amount of cash subject to the TV Portion of such Participant’s Cash Award shall be equal to: 100% of the Target Award Value applicable to such Participant, multiplied by the TV Percentage, multiplied by the applicable earn out percentage in the Payout Matrix.

(c) Determination of Actual Award Amounts – Stock Awards. Subject to Sections 4(b) and 4(c) of the Plan, the number of shares of Common Stock subject to a Participant’s Stock Award shall be determined as follows:

(i) If a Participant is at the Associate Director level or above on the FDA Submission Date, the number of shares of Common Stock subject to the EV Portion of such Participant’s Stock Award shall be equal to: (50% of the Target Award Value applicable to such Participant, multiplied by the EV Percentage, multiplied by the applicable earn out percentage in the Payout Matrix) divided by the closing sales price of the Common Stock on the date of grant of such EV Portion; and

(ii) If a Participant is at the Associate Director level or above on the FDA Submission Date, the number of shares of Common Stock subject to the TV Portion of such Participant’s Stock Award shall be equal to: (50% of the Target Award Value applicable to such Participant, multiplied by the TV Percentage, multiplied by the applicable earn out percentage in the Payout Matrix) divided by the closing sales price of the Common Stock on the date of grant of such TV Portion.

(d) Changes to Awards. At any time on or prior to the applicable Certification Date, the Committee may take any of the following actions based on a Participant’s individual performance, special circumstances related to the submission of the EV BLA or TV BLA to the FDA, the quality, breadth or financial value of the indication(s) approved, value generated for the Company and any other factors, as determined by the Committee in its sole discretion:

(i) reduce the amount of cash subject to a Participant’s Cash Award and/or the number of shares of Common Stock subject to a Participant’s Stock Award from the amount otherwise determined under Section 6(b) or Section 6(c) of the Plan, respectively (notwithstanding a determination by the Committee that the EV Milestone or TV Milestone has been satisfied); and

(ii) adjust any other features of the Plan; provided, however, that no such adjustment may be made with respect to any Stock Award that is Performance-Based Compensation if such adjustment would result in a failure of such Stock Award to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code. Notwithstanding the foregoing, with respect to any Stock Award that was initially intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, if the Committee determines that such Stock Award is no longer intended to so qualify, the Committee may make any such adjustment with respect to such Stock Award after such determination is made.

7. PAYMENT OF CASH AWARDS. Subject to Section 4(d) of the Plan, payment of the EV Portions and TV Portions of Cash Awards to Participants shall be made as soon as administratively practicable following the applicable Certification Date, and no later than March 15 of the year following the year in which the EV Milestone Date or TV Milestone Date, respectively, occurs. Payroll and other taxes shall be withheld as determined by the Company or a Subsidiary.

8. CHANGE IN CONTROL. Notwithstanding any provision of the Plan to the contrary, in the event of a Change in Control (as defined in the Equity Incentive Plan), each Participant’s Stock Award, if any, to the extent granted and outstanding as of the date of the Change in Control, shall be treated in the manner set forth in Section 13(c) of the Equity Incentive Plan, as in effect on the Effective Date of the Plan.

9. NO RIGHT TO EMPLOYMENT OR AWARD. Selection to participate in the Plan shall not confer upon any employee any right with respect to continued employment by the Company or a Subsidiary or continued participation in the Plan. Furthermore, the Company and each Subsidiary reaffirms its at-will relationship with its employees and expressly reserves the right at any time to terminate the employment of a Participant free from any liability or claim for benefits pursuant to the Plan, except as provided under this Plan or other written plan adopted by the Company or a Subsidiary or written agreement between the Company or a Subsidiary and the Participant.

10. DISCRETION OF COMPANY AND COMMITTEE. Any decision made or action taken by the Company or by the Committee arising out of or in connection with the creation, amendment, construction, administration, interpretation or effect of the Plan shall be within the sole and absolute discretion of the Company or the Committee, as the case may be, and shall be conclusive and binding upon all persons. To the maximum extent possible, no member of the Committee shall have any liability for actions taken or omitted under the Plan by such member or any other person.

11. NO FUNDING OF PLAN. Neither the Company nor any Subsidiary shall be required to fund or otherwise segregate any cash or any other assets which may at any time be paid to Participants under the Plan. The Plan shall constitute an “unfunded” plan of the Company. The Company shall not, by any provisions of the Plan, be deemed to be a trustee of any property, and any rights of any Participant shall be no greater than those of a general unsecured creditor or stockholder of the Company, as the case may be.

12. NON-TRANSFERABILITY OF BENEFITS AND INTERESTS. Except as expressly provided by the Committee, no benefit payable under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, any such attempted action shall be void, and no such benefit shall be in any manner liable for or subject to debts, contracts, liabilities, engagements or torts of any Participant. This Section 12 shall not apply to an assignment of a contingency or payment due (i) after the death of a Participant to the deceased Participant’s legal representative or beneficiary, or (ii) after the disability of a Participant to the disabled Participant’s personal representative.

13. GOVERNING LAW. All questions pertaining to the construction, regulation, validity and effect of the provisions of the Plan shall be determined in accordance with the laws of the State of Washington.

14. NON-EXCLUSIVITY. The Plan does not limit the authority of the Company, the Board or the Committee, or any current or future Subsidiary of the Company to grant awards or authorize any other compensation to any person under any other plan or authority, other than that specifically prohibited herein.

15. SECTION 162(M) CONDITIONS; BIFURCATION OF PLAN. The Plan is intended to permit the grant of Stock Awards that may qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code. Any provision, application or interpretation of the Plan inconsistent with this intent shall be disregarded. However, notwithstanding anything to the contrary in the Plan, the provisions of the Plan may at any time be bifurcated by the Board or the Committee in any manner so that certain provisions of the Plan (or required in order) to satisfy the applicable requirements of Section 162(m) of the Code are only applicable to Performance-Based Compensation.

16. TERMINATION AND AMENDMENTS.

(a) Automatic Plan Termination. In the event of both an EV Opt-Out and a TV Opt-Out, the Plan shall automatically terminate on the later to occur of (i) the EV Opt-Out Date and (ii) the TV Opt-Out Date. In addition, if the EV Milestone does not occur on or prior to the last day of the EV Performance Period and the TV Milestone does not occur on or prior to the last day of the TV Performance Period, then the Plan shall automatically terminate effective as of the later to occur of (i) the last day of the EV Performance Period and (ii) the last day of the TV Performance Period.

(b) General. The Board and the Committee each reserve the right at any time to make any changes in the Plan as it may consider desirable or may suspend, discontinue or terminate the Plan at any time.